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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15219) pertaining to the Open Plan Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-15217) pertaining to the Open Plan Systems, Inc. 1996 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-37084) pertaining to the Open Plan Systems, Inc. 2000 Stock Option Plan for Non-Employee Directors and the Registration Statement (Form S-8 No. 333-38588) pertaining to the Open Plan Systems, Inc. Employee Stock Purchase and Bonus Plan, of our report dated March 5, 2002, with respect to the consolidated financial statements of Open Plan Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                               /s/ ERNST & YOUNG LLP

Richmond, Virginia
April 10, 2002